U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2001

AIRTRAX, INC.

(Name of Small Business Issuer in its charter)

New Jersey                                                    0-25791                              22-3506376

(State of                                                       (Commission                         (I.R.S. Employer

Incorporation)                                                File Number)                        I.D. Number)

870B Central Avenue, Hammonton, New Jersey             08037

(Address of principal executive offices)                        (Zip Code)

Registrant’s telephone number: 609-567-7800.

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Item 5. Other Events and Regulation FD Disclosure.

On December 3, 2001, he Registrant mailed a letter to shareholders which is attached as Exhibit 20.1 hereto.

Item 7. Exhibits.

    Exhibit Number                Description

        20.1                  Letter to Shareholders mailed

                                 on December 3, 2001

Pursuant to the requirements of the Securities Exchange Act of

1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airtrax, Inc.

                                       December 5, 2001

/s/ Peter Amico

Peter Amico

President

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EXHIBIT 20.1

Exhibit 20.1

Airtrax, Inc.

The Year in Review

On behalf of the Board of Directors, I am pleased to present this report on some of our accomplishments this year.  The millennium year, 2001,represented important milestones for Airtrax.

On the military front, a number of developments have occurred:

Airtrax began work on Phase II of a $1Million (with option) US Navy contract, to design-build omni-directional machines capable of carrying weapons, missiles, bombs and to aid in jet engine installation for use on aircraft carriers. The design evaluation required having two Airtrax engineers aboard the USS Enterprise for five days in March, with their recommendations approved several months later.  Recently, Airtrax shifted all available personnel to work on this contract. Beginning in November monthly charges to the Navy will increase by some  $50,000. The Navy contract will continue through 2002, with nearly $800,000, (with option) remaining on the contract. Completion of our current contract, and the potential award of a Phase III advanced development contract in 2003, could lead to opportunities worth tens of millions of dollars in business for Airtrax with the Naval Support Equipment community.

The Company presented an overview of omni-directional vehicle technology to a Joint Services Committee at Eglin AFB in Florida. The audience consisted of Army, Navy, Air Force and Marine representatives, it was extremely well received. By attending this event, Airtrax laid the foundation to participate and bid for an Air Force sponsored BAA (Broad Agency Announcement). Airtrax has come to agreement with a well-known weapons handling equipment machinery manufacturer as strategic partner for this bid. Airtrax expects this solicitation to take place during the early part of calendar year 2002.

The Company completed a development contract worth $11,000 with Bath Iron Works, a major defense contractor, in which Airtrax designed and built an omni transporter mock up. This device was tested at the Naval Surface Warfare Center and proved its ability to function on a rolling ship’s deck. The successful testing passes one step for acceptance of this technology on Naval ships.

Airtrax has teamed with General Dynamics Armament Services for the development of omni-directional material handling systems for the Navy in response to an ONR (Office of Naval Research) Broad Agency Announcement. We believe that these efforts will ultimately result in a design contract of $3 million of which $750K would be awarded to Airtrax. Winning this contract, and the above mentioned development work performed for BIW, positions Airtrax to compete for significant orders for machines to serve as material handling robots on the DD21 and / or DDX ship programs.

Our engineers have resolved all outstanding mechanical issues required for full operational use of the ATX-Series forklift.  Our design is elegant in its simplicity; and the components, are a masterpiece of computer age technology.  It has taken time to refine this technology into a commercially viable product, although some  testing yet remains.

PO BOX 1237 • HAMMONTON, NJ • 08037-1237

PHONE: 609-567-7800 • FAX: 609-567-7895

WWW.AIRTRAX.COM

Airtrax terminated the Memorandum of Understanding with Management Assistance and Concepts Co., as they could not fulfill the terms of the agreement. MACC forfeited a $50,000 deposit to Airtrax.  As a result, Airtrax is now aggressively seeking a relationship with other companies to provide the assembly of this forklift and is pursuing this on a number of fronts.

We are currently negotiating with two major firms, which are unnamed because of secrecy agreements, to assemble the ATX-3000 forklift.  As a backup, H&R Industries has agreed to begin assembly of this machine pending financial arrangements with Airtrax. Once a contract is agreed, production will begin in accord with its terms. Management believes we will change the material handling industry with the introduction of this forklift.

Airtrax engineers designed and built an omni-directional scissors lift, in cooperation with one of the world’s largest providers of man and scissors lifts. We call this large 33’ omni-directional scissors lift, the “Cobra.” The above manufacturer is currently performing a marketing evaluation of the Airtrax omni-directional system used with their scissors lift. The marketing evaluation considers cost verses productivity as well as customer acceptance. While customer acceptance is a requirement for any new product, we are somewhat reluctant to predict the outcome in what is currently an extremely depressed market. We are also examining the benefits and disadvantages of marketing the Cobra under the Airtrax label or any other label. Airtrax is committed to developing and marketing the omni-directional scissors lift product line with this or another manufacturer.

In May of this year, the Company hired David A. Pedersen as Director of Dealer Sales.  Mr. Pedersen is known internationally in the material handling industry. His career includes employment with Drexel Industries and NACCO (Yale Hyster Material Handling). Since employment, Mr. Pedersen signed agreements with more than 20 dealers and has tentative agreements with another 30. When totally operational, our dealer network will be able to sell and service the ATX-Series in the USA, Canada and Mexico. The Company is positioned to introduce this forklift nationally, and actually may be aided by the current economic downturn, because of which, advertising cost are the lowest in years. Economists predict the recession to bottom by the end of the second quarter of 2002, and businesses to resume capital spending. Timing is fortunate, as the Company’s placed in position to achieve national exposure at a substantially reduced cost.

Dealers and/or provisional dealers include the following:

Movequip, S.A. de C.V.	Monterrey	N.L	MEX
Interior Lift Truck Serv. Inc. dba Leavitt Machinery	Coquitlam	BC	CAN
Toromont Lift	Thompson	MB	CAN
Yale Industrial Trucks Ontario, Ltd.	Woodbridge	ON	CAN
Hewitt Equipment Co., Inc.	Montreal	PQ	CAN
Supplies & Services, Inc.	San Juan	PR	P.R.
Thompson Lift Truck Company	Birmingham	AL	USA
Hugg & Hall Equipment Company	Little Rock	AR	USA
Alta Lift (Parent Co. = Quinn Cat Dealer)	Selma	CA	USA
Yale/Chase Materials Handling,Inc.	City of Industry	CA	USA
Toyotalift, Inc.	Santee	CA	USA
Holt Equipment Co	Sacramento	CA	USA
Materials Handling Equipment Company	Denver	CO	USA
Florida Lift Systems, Inc.	Tampa	FL	USA
Lift Power, Inc.	Jacksonville	FL	USA
Nationwide Lift Trucks, Inc.	Hollywood	FL	USA
Forklift Service, Inc.	Davenport	IA	USA
Illinois Lift Truck, Inc. (Sub of Wisconsin Lift )	Rockford	IL	USA
Wiese Planning & Engineering, Inc. (MO)	Mt. Vernon	IL	USA
Levee Lift Inc.	Evansville	IN	USA
Prolift Industrial Equipment Company	Louisville	KY	USA
Deep South Equipment Company	New Orleans	LA	USA
Hyster New England	North Billerica	MA	USA
New England Industrial Truck, Inc.	Woburn	MA	USA
Brodie Toyota-Lift	Lawrence	MA	USA
Fraza Forklifts of Detroit	Sterling Heights	MI	USA
Herc-u-Lift, Inc. / Toyota of Minnesota	Brooklyn Park	MN	USA
Toyota Lift Midamerica/Forklifts, Inc.	Kansas City	MO	USA
Allied Equipment Company	St. Louis	MO	USA
Atlantic Coast Toyotalift	High Point	NC	USA
Martel Lift Systems, Inc.	Omaha	NE	USA
Jersey Lift & Battery Inc.	Windsor	NJ	USA
E. D. Farrell Company, Inc.	West Seneca	NY	USA
Key Material Handling Equipment Company, Inc.	Brooklyn	NY	USA
Liftech Handling, Inc.	East Syracuse	NY	USA
Miami Industrial Trucks	Dayton	OH	USA
Towlift, Inc.	Cleveland	OH	USA
Interstate Lift Trucks, Inc.	Cleveland	OH	USA
Ohio Materials Handling, Inc.	Cleveland	OH	USA
Medley Material Handling Company	Oklahoma City	OK	USA
Hyster Sales (Pape Caterpillar Grp)	Eugene	OR	USA
Colonial Lift Truck	King Of Prussia	PA	USA
Forklifts, Inc.	Mechanicsburg	PA	USA
Manchester Industries	Allentown	PA	USA
Beckwith Machinery Company - Corporate HQ	Murrysville	PA	USA
Southeast Industrial Equipment	Charleston	SC	USA
Forklift Systems	Nashville	TN	USA
The Lilly Company	Memphis	TN	USA
Stewart & Stevenson Material Handling	Houston	TX	USA
Wisconsin Lift Truck, Inc.	Brookfield	WI	USA

The dealer agreement requires dealers purchase at least one forklift per territory to ensure exclusivity. The 50 dealers have more than 200 locations within the USA. The ATX-3000 sells for $37,950.  Management believes dealer sales and Company profits will reach or exceed the 500-unit goal for the 12-month period beginning when the first units are manufactured. Reaching this goal will put sales in excess of $20 million.

Airtrax received a Notice of Allowance from the U.S. Patent and Trademark Office regarding its patent application for the Low Vibration Omni Wheel. In addition,  Airtrax has two additional omni wheel related patents pending. This patent application is probably the first ever for a “non-round” wheel.

Airtrax completed a new TV Commercial, which we expect to air some 5-6 weeks prior to our first forklift deliveries. The TV Commercial, our forklift video, and an audio interview may currently be seen and heard at the MacReport Website at: http://208.220.199.82/spotlight/AITX/multimedia.asp    (this is funded by Airtrax)

CeoHeadlines and Airtrax have reached an agreement whereby the public may obtain information about Airtrax on the CeoHeadlines website at: http://www.ceoheadlines.com/ (this is funded by Airtrax)

Revenue for the first 3 quarters of 2001 was  $179,909 compared to $58,090 in 2000. Operating profits (losses) for the first 3 quarters of 2001 were U.S. ($49,693) compared to fiscal year 2000 of ($101,493) and ($2,185,944) since inception.  Earnings for the nine-month period in 2001 applicable to common shareholders were ($383,621) or ($0.08) per common share, compared with a net loss applicable to common shareholders of ($401,959) or ($0.10) per common share for the prior period.

Our strategic plan, outsourcing the manufacture and assembly of Airtrax products, can lead to accomplishing the goals we’ve set. While, it should be clearly understood that goals are not forecasts, it is entirely possible to reach our sales goal of $20 million in year one, and our goal of $250 million in the fifth year after production begins. This goal reflects forklift sales only and does not consider military sales.

Financially, the Company is in discussions with several funding sources to obtain additional working capital, though at present, we have not entered into any funding arrangements.  Once funded, we expect future revenue and profit growth to provide sufficient liquidity to support our strategic plans and working capital needs. Additional funding requirements, beyond the immediate needs, while not anticipated at this time, could be a requirement pending sales achievements and financing arrangements then in place with an assembler.

Our   mandate for 2002 is to:

·

Establish market share by introducing omni-directional technology to the material handling industry

·

Obtain additional military contracts to generate substantial revenues

·

Increase shareholder valuation

Our biggest asset has always been our shareholders, almost 1,000 strong. On behalf of the Board of Directors, I would like to thank all of you who have put your faith and trust in Airtrax. Airtrax is ready to make the transition from a development stage to a fully operational company. The Company’s capital structure provides shareholders with the potential for strong appreciation of their holdings. We believe this will occur during and following the transition and are looking forward to meeting the goals we’ve set.

We plan to report results more often during the coming year as we continue to progress along the strategic path we’ve set. Should you have any questions please contact me at 609-567-7800 or by e-mail at  airtrax1@juno.com .

We wish you a Happy and Peaceful HOLIDAY SEASON.

Sincerely,

Peter Amico,

John C Watt

D. B. “Barney” Harris

President/CEO

Secretary

Vice President

This document contains forward-looking statements that are subject to risks and uncertainties. For such statements Airtrax claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act. The Company intends that such statements about the Company’s future expectations including future revenues and earnings and all other forward-looking statements be subject to the safe harbors created thereby.  Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the Company’s actual results may differ materially from expected results. Readers should refer to the Company reports filed with the Securities and Exchange Commission, which includes its Form 10-KSB for the period ended December 31, 2000 and later filings, for a discussion of risks and uncertainties regarding the Company and its business.

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